EXHIBIT 3(ii)

                          BYLAWS OF SUN BANCORP, INC.,
                             AS AMENDED AND RESTATED

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                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                                SUN BANCORP, INC.

                            Selinsgrove, Pennsylvania

                          Effective as of July 10, 1990


                                   ARTICLE I.

                            MEETINGS OF STOCKHOLDERS

     Section 1. Annual Meeting of Stockholders. The annual meeting of the stockholders of SUN BANCORP, INC. (the "Corporation") for the purpose of electing a Board of Directors of the Corporation, and for the transaction of such other business as may properly come before it, shall be held on the fourth Thursday of April in each year between the hours of ten o'clock a.m. and twelve o'clock noon, local time, at the principal office of the Corporation or such other time and place as designated by the Board of Directors. Written notice stating the time and the place of said meeting shall be mailed by the Secretary, to each stockholder entitled to vote at the meeting, to the address of the stockholder on the stock records of the Corporation, at least ten (10) days before the date of said meeting, unless a greater period is required by law. Such notice shall be deemed to be given at the time it is deposited in the United States mail.

     Section 2. Special Meetings of Stockholders.

     (a) Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President or the Board of Directors.

     (b) The holders of not less than forty percent (40%) of all the shares outstanding and entitled to vote may at any time apply to the
          Secretary of the Corporation to call a special meeting of the stockholders and upon such application shall state the object of the meeting. The Secretary shall estimate the cost of the preparation, printing  and  mailing  of the  notice  of the  meeting  and the proxy material and the review thereof by the appropriate regulatory authorities and counsel for the Corporation. The stockholders who desire the special meeting shall deposit the sum of the estimated cost of holding the special meeting with the Secretary and as determined by the Board may be liable for the cost of the meeting in addition to the deposit. After receipt of such deposit, the Board of Directors shall call such meeting at a time and place determined by it. The Board of Directors in its sole discretion shall determine whether the stockholder(s) requesting the special meeting shall pay the cost of holding the special meeting or whether the Corporation shall pay such costs and, in the latter event, the Secretary shall refund the estimated costs so deposited.

     (c) Stockholder requests for inclusion of matters in proxy materials for the annual or special meetings shall be handled in accordance with applicable law. Stockholder requests for


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          inclusion of matters in the proxy material for the annual meeting must be submitted in the form required by law in writing before the end of the calendar year preceding the annual meeting.

     (d) Notice of special meetings of stockholders is to be likewise mailed as required by Section 1 of this Article I for the annual stockholders meetings. Such notice of a special meeting shall state its purpose and no business shall be transacted at any special meeting unless such business shall be included in the purpose stated in such notice.

     Section 3. Quorum. At all regular and special meetings of the stockholders, a quorum shall consist of a majority of the total number of shares outstanding, represented in person or by proxy, unless otherwise provided by law. If a majority of the Corporation's stock is not represented at any meeting, the stockholders may adjourn the meeting to any subsequent time or day without any further notice to stockholders.

     Section 4. Proxies.

     (a) Stockholders may vote by proxy authorized in writing. No proxy shall be valid or entitle the holder to vote unless executed and dated within two (2) months previous to any meeting or election at which it my be offered. All proxies must be filed with the Secretary before the start of voting.

     (b) The Board of Directors shall select proxies for annual and special meetings of the stockholders on or before the record date for the meeting. If any proxy so selected shall be unwilling or unable to act, the Board of Directors may designate one or more successors.

     (c) Except as provided in Section 2 of this Article I, proxy forms shall be printed at the expense of the Corporation and shall be forwarded to all stockholders, indicating that the proxy is solicited on behalf of the Board of Directors and the then present management of the Corporation and that the proxies so selected shall vote for those nominated for the office of Director as selected by the Corporation management. In the event of any contest for the position of Director, the Board of Directors shall have the right to use the funds of the Corporation for advertising, notice, telegram or letter or any reasonable means to induce the stockholders to vote for the nominees selected by the Board of Directors.

     Section 5. Election of Directors. All elections of Directors shall be by ballot and each stockholder shall be entitled to one vote for each share of stock for each Director to be elected. Upon failure to elect Directors at the annual meeting, a special meeting of stockholders shall be called for that purpose by the Directors within sixty (60) days of the annual meeting. Such election to be subject to similar notice and procedure as required by Section 1 of this Article I for the annual stockholders' meeting.

     Section 6. Voting.

     (a) All persons holding and owning stock of the Corporation as of the record date, either in their own right or as trustee or as the legal representative of stockholders shall have the right to


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          attend and vote at all meetings of the stockholders, and shall have as many votes as the number of shares held or represented by them respectively, but no person shall be permitted at any such meeting or election to act as the proxy or attorney of any stockholder without a power of attorney therefore duly executed and presented.

     (b) For election of Directors and amendments to By-Laws, there shall be a vote ballot and all other voting need not be by ballot except by demand by a majority of stockholders entitled to vote in person or by proxy or as determined by the Chairman of the meeting before the voting begins. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers and present in person or represented by proxy or by an apparent majority in case of a viva voce shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of applicable law, the Corporation's Articles of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except as otherwise provided by applicable law, or in the Corporation's Articles of Incorporation, every stockholder of record shall have the right, at every stockholders' meeting, to one vote for every share standing in his/her name on the books of the Corporation.

     Section 7. Stockholder Record Dates. The Board of Directors may fix a date for the determination of the stockholders entitled to receive notice of and to vote at any meeting or to receive any dividend, distribution or allotment of rights or a date for any change, conversion or exchange of shares as required by law.

     Section 8. Stockholders' Meeting Procedures.

     (a) At the stockholders' meetings, the Chairman of the meeting shall determine the time of the opening of the polls, and the judges of election shall determine the time of the closing of the polls, and the Secretary shall note these times in the minutes.

     (b) At the stockholders' meetings, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for voting, the maintenance of order, safety, limitations on the time allocated to questions or comments on the affairs of the Corporation.

     Section  9.  Cumulative   Voting  Not  Authorized.   As  specified  in  the
Corporation's Articles of Incorporation, cumulative voting shall not be permitted. Each stockholder shall be entitled to one (1) vote for each share standing in his/her name and may vote, either in person or by proxy, on all matters and elections, including election of Directors.

     Section 10. Removal of Directors. The stockholders of the Corporation may, by vote of seventy five percent (75%) of all issued and outstanding stock, at any meeting duly convened, remove any one or more Directors of the Corporation for cause specified in paragraph (c) of Section 4 of Article II of these By-Laws and may then proceed to fill the vacancy or vacancies caused by such removal or removals.


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     Section  11.  Judges  of  Election.  All  elections  of  Directors  by  the stockholders shall be conducted by three (3) judges appointed for that purpose. Said judges shall be sworn and shall certify the result of the election. The judges shall be appointed by the Board of Directors, and in case of the failure of any of the judges to act, substitutes may be appointed by the Chairman or elected at the stockholders' meeting.

     Section 12. List of Stockholders. The Corporation officer or agent having charge of the transfer books for shares of the Corporation shall prepare and make, at least five (5) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

     Section 13. Address of Stockholders. Each stockholder shall, in writing, at the time of original issuance of each stock certificate notify the Secretary of the Corporation of the address to which notices relating to meetings and the business of the Corporation may be sent. Changes in address shall be given in writing to the Secretary. The most recent address of each stockholder appearing on the Corporation's records shall be conclusively presumed to be the correct address, and notice mailed, charges prepaid by ordinary mail, to that address shall be valid.

                                   ARTICLE II.

                                    DIRECTORS

     Section 1. Number and Powers. The property and business of the Corporation shall be managed by a Board of Directors of not less than six (6) nor more than twenty five (25) Directors. The Board shall exercise every corporate right and power of the Corporation not herein expressly reserved to the stockholders, and the Board shall be authorized to increase or decrease within said limits the number of Directors from time to time without the vote of the stockholders.

     Section 2. Eligibility. Any person being the owner of not less than one hundred and fifty (150) shares of stock of the Corporation shall be eligible as a Director. No person shall be considered eligible as a candidate for a Director at any stockholders' meeting, unless written notice of the nomination or candidacy shall have been filed with the Secretary of the Corporation, for the information of the stockholders, not less than one hundred and twenty (120) days prior to the election. Members of the then existing Board of Directors are eligible for election as Directors and may be nominated for office without such notice being filed with the Secretary. Only persons so nominated or eligible as Directors may be voted for as candidates for Directors of the Corporation at an annual meeting or a special meeting for election of Directors as provided in
Section 5 of Article I of these By-Laws.

     Section 3. Term of Service of Directors. At the first corporate election, the stockholders shall determine the number of Directors to be elected at such election. If such number be divisible


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by three,  a third of such number  shall be  severally  elected for one, two and three year terms. The assignment of Directors to the several terms to be determined by lot by the judges of election. If not so divisible, one extra Director shall be elected to the shortest term and a second extra Director to the next shortest term. All subsequent elections shall be for a three (3) year term and for a sufficient number to fill the term expiring at such annual election. The stockholders may, at any annual election, determine the period of service of extra Directors to be elected at such meeting. Each Director shall hold office, unless removed or disqualified for some cause, until the expiration of the term for which the Director was elected or until a successor shall be chosen, except as provided in paragraph (b) of Section 4 of this Article II.

     Section 4. Vacancies on Board of Directors.

     (a) Vacancies on the Board of Directors or in nominees for election to membership on the Board of Directors occurring before the record date preceding the annual meeting, caused by death, resignation, disqualification or otherwise, may be filled by the remaining members of the Board even though less than a quorum. Each person so elected shall be a Director until the next annual meeting of the stockholders, and then a successor shall be chosen, except as provided in paragraph
          (b) of this Section 4.

     (b) Vacancies on the Board of Directors or in nominees for election to membership on the Board of Directors occurring after the record date preceding the annual meeting, caused by death, removal, resignation, disqualification or otherwise, may also be filled by the remaining members of the Board even though less than a quorum. However, because of the time requirements relating to the preparation of proxy materials, the term of the person filling the vacancy shall automatically continue to, through and beyond the annual meeting and until the next annual meeting thereafter and until a successor is chosen, qualified and takes office, when it shall terminate and that person seeks to continue in office for the unexpired portion of the term of office, if any. The foregoing shall apply regardless of the length of the term of the office in which the vacancy occurred, except if the vacancy occurred in a term ending at the annual meeting with respect to a person not intending to seek a new term and where a nomination is properly made before the record date for the new term. In this latter instance, the nomination shall be disclosed to the stockholders in a timely distributed proxy statement and the stockholders shall vote at the annual election upon whether the nominee shall be elected a full term as a Director of the Corporation.

     (c) The Board of Directors shall be the sole judge as to when a vacancy has occurred on the Board of Directors and it shall make the
          determination  by  majority  vote  of  the  entire  Board.   Continued
          unexcused absence for six (6) months, conviction of a felony, adjudication of incompetence, and such other grounds as are set forth in the Pennsylvania Business Corporation Law, as amended, shall be grounds for the Board of Directors to remove a Director or determine if a vacancy exists on the Board. The determination of the Board may be appealed to the Court of Common Pleas of Snyder County, Pennsylvania.

     Section 5. Regular Meetings of Directors. Regular meetings shall be held on such day and at such hour and place as agreed upon by a resolution adopted by a majority of the Board of


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Directors. The Directors may from time to time, by resolution,  change the time, place and number of such meetings.

     Section 6. Special and Emergency Meetings of Directors. Special meetings of the Board of Directors shall be all meetings other than regular meetings, and notice of the same shall be given at least twenty four (24) hours before the time called for such meeting and at such meeting no business shall be transacted for which notice was not given in the call. Special meetings of the Board may at any time be called by the President and shall be called whenever requested in writing by not less than four (4) members of the Board, and in the absence, disability, or refusal of the President, any five (5) Directors may make such call. In case of emergency, requiring, in the opinion of the President, prompt attention, the President may call special meetings of the Board at any time by giving the Directors notice by telephone or messenger sent to the address of each Director.

     Section 7. Informal Action. Any action which may be taken at a meeting of the Directors or the members of the Executive Committee or other Committees of the Board of Directors may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all Directors or the members of the Executive Committee or other Board Committee, as the case may be, and is filed with the Secretary of the Corporation.

     Section 8. Recording Vote. All questions shall be decided by a majority of the Directors present. On request of any Director, the yeas and nays shall be taken on any question and recorded in the minutes.

     Section 9. Order of Business. The order of business at regular meetings of the Board shall be as follows or as altered by the Board from time to time:

     1.   Call to Order.

     2.   Reading and approval of minutes of preceding meeting.

     3.   Review of financial statements.

     4.   Reports of Committees.

     5. Business fixed for consideration at the meeting, and such as, in the opinion of the President, calls for action of the Board.

     6.   Reports  of  Chairman  of the  Board.

     7.   Deferred business.

     8.   New business.

     9.   Adjournment.

     Section 10. Quorum. A majority of the whole number of Directors shall constitute a quorum for the transaction of business, but a lesser number may meet and adjourn from time to time until a quorum shall be present. One or more Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 11. Duty of Director to Corporation.

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     (a)  A Director of the Corporation  shall stand in a fiduciary  relation to the Corporation and shall perform his duties as a Director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a Director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

          1. One or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented.

          2. Counsel, public accountants or other persons as to matters which the Director reasonably believes to be within the professional or expert competence of such person.

          3. A committee of the Board of Directors, upon which the Director does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

     A Director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

     (b) In discharging the duties of their respective positions, the Board of Directors, committees of the Board and individual Directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of paragraph (a) of this Section 11.

     (c) Absent a breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a Director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

     Section 12. Limitation of Personal Liability of a Director. A Director of the Corporation shall not be personally liable for monetary damages as such for any action taken or for any failure to take any action, unless:

          (i) the Director has breached or failed to perform the duties of his office under the provisions of Section 11 of this Article II of these By-Laws (relating to standard of care and justifiable reliance); and

          (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.


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               The  provisions  of this  Section  12 shall  not apply to (i) the responsibility or liability of a Director pursuant to any criminal statute, or (ii) the liability of a Director for the payment of taxes pursuant to local, state or federal laws. The provisions of this Section 12 shall be effective January 27, 1987 but shall not apply to any action filed prior to that date nor to any breach of performance of duty or failure of performance of duty by a Director occurring prior to that date.

     Section 13.  Stockholder  Approval Required to Amend Section 11 and Section
12. Notwithstanding any other provisions of these By-Laws, the approval by the stockholders shall be required to amend, alter, change, repeal or adopt any provision as part of these By-Laws which is inconsistent with the purpose or intent of Sections 11 and 12 of this Article II.

                                  ARTICLE III.

                               STANDING COMMITTEES

     Section 1. Executive Committee. An Executive Committee may be established by a resolution of the Board of Directors. The Executive Committee shall consist of the President, at least three (3) other Directors, appointed by the President and/or Chairman of the Board and any other officer so appointed. When so determined by the Board of Directors, the Executive Committee shall be annually constituted and its members shall serve until their successors are appointed. Vacancies during the year are to be filled by the President and/or Chairman of the Board of Directors at a regular or special meeting of the Board. The
Executive Committee shall meet whenever called by the President for the consideration and examination of the current business of the Corporation. All the powers and duties of the Board of Directors not herein excepted or delegated to the other Board committees or officers of the Corporation shall be exercised and discharged during the recess of the said Board by the Executive Committee.

     Section 2. Audit Committee. An Audit Committee may be established by resolution of the Board of Directors. The Audit Committee shall consist of at least three (3) Directors to be appointed by the President and/or Chairman of the Board. The Audit Committee shall recommend to the Board of Directors their selection of an independent public accounting firm to examine all the books and assets of the Corporation at least annually, and prepare a written report to the Board of Directors annually and at such other times as deemed necessary.

     Section 3. Personnel Committee. A Personnel Committee may be established by resolution of the Board of Directors. The Personnel Committee shall consist of at least three (3) Directors to be appointed by the President and/or Chairman of the Board. The Personnel Committee shall be responsible to recommend to the Board of Directors a yearly salary administration program and benefits program. It will also be their duty to oversee and evaluate approved programs, analyze and suggest changes in the programs which will be beneficial to the Corporation and the employees and officers.

     Section 4. Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more other committees or authorize the President to appoint such other committees as they deem the best interests of the Corporation require. Any such


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committee  shall  consist of two (2) or more  Directors  and shall  perform such duties and exercise such authority as my be delegated to it in the resolution of the Board. Each Board committee shall keep regular minutes of its proceedings and report the same to the Board when required.

     Section 5. Donations. The Board of Directors may authorize contributions and donations for public, charitable, educational and like purposes permitted by law, in such amounts as it may from time to time determine.

     Section 6. Compensation. The Board of Directors shall fix from time to time the compensation payable to a Director for his service as Director.

                                   ARTICLE IV.

                                    OFFICERS

     Section 1. Corporation Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chairman, President, Secretary and Treasurer, and such other officers as the Board of Directors may from time to time deem advisable for the best interest of the Corporation. Any two (2) or more offices may be held by one person except President and Secretary. All officers shall be elected annually at the first meeting of the Board of Directors after their own election, or as soon thereafter as circumstances will permit.

     Section 2. The Chairman of the Board. The Chairman of the Board shall preside at the meetings of the Board and in general shall perform such duties as are incident to the office or are prescribed by the Board and he may also serve as its chief executive officer.

     Section 3. The President. The President shall have general supervision of all the departments and business of the Corporation and may also be its chief executive officer. The President shall prescribe the duties of the other officers and employees, and see to the proper performance thereof. In the absence of the Chairman of the Board, the President shall preside at the meetings of the Board, and in general shall perform all the acts incident to that office or prescribed by the Board.

     Section 4. The Vice President. The Vice Presidents shall perform such duties and do such acts as may be prescribed by the President, the Board of Directors, or the Executive Committee. The Chairman of the Board or the Vice Presidents shall perform the duties and have the powers of the President in the absence of the latter.

     Section 5. The Treasurer. The Treasurer shall receive and take charge of all money, securities, and evidences of indebtedness belonging to or coming into the Corporation. The Treasurer shall see that proper accounts are kept and that proper reports are made to the Board of Directors, other officers, and other persons or authorities entitled thereto. The Treasurer shall deposit such of the funds of the Corporation as are to be deposited in such other institution or institutions as are authorized by law, to receive the same and as may be designated as a depositor for such funds by a majority of all the members of the Board of Directors. The Treasurer shall also perform such other


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duties as are incident to the office of  Treasurer  and as may from time to time be prescribed by the Board, the Executive Committee or the President.

     Section 6. The Secretary. The Secretary shall act under the direction and superintendency of the President, may attend the meetings of the Board of Directors, its committees and the Corporation's stockholders, and keep in suitable books the minutes thereof; shall have charge of the records and papers of the Corporation; take charge of and affix the seal of the Corporation to such documents as may require attestation; issue notices for all meetings; may assist in the registry and transfer of all stocks of which the Corporation is registrar or transfer agent, and perform the duties incident to the office of the Secretary and from time to time are prescribed by the Board, the Executive Committee or President.

     Section 7. Terms of Office. The officers of the Corporation shall hold office until their successors are chosen, qualify and take office. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board.

                                   ARTICLE V.

     Section 1. Duties and Authority of Officers. The Chairman, President or the Vice Presidents, together with the Treasurer or Secretary and the other officers of the Corporation, are authorized to do and perform such corporate and official acts as are appropriate in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors, Executive Committee and the President.

                                   ARTICLE VI.

     Section 1. Dividends. The Board of Directors may declare, subject to the limitations prescribed by law, a dividend on the shares of the Corporation of so much of the profits as shall appear advisable to the Board, making the same payable at a time in their discretion.

                                  ARTICLE VII.

                       CORPORATION'S CERTIFICATES OF STOCK

     Section 1. Form of Stock Certificates. The certificates of the capital stock of the Corporation shall be issued in such form as the Board may direct, and shall be numbered and registered as they are issued, shall exhibit the holder's name and the number of shares, and shall be signed by any two of the following:

     President, Vice President, Treasurer, Secretary, Assistant Treasurer, Assistant Secretary and sealed with the seal of the Corporation

     When a certificate is signed by a transfer agent or a registrar, the signature of any such corporate officer may be a facsimile, engraved or printed. If any officer whose signature appears on such certificate shall cease to be such officer of the Corporation for any reason, such certificate may nevertheless be adopted by the Corporation and be issued and delivered with the same effect as though the person had not ceased to be such officer of the Corporation.

     Section 2. Registered Stockholder. The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person whether or not it shall have express or other notice thereof.

     Section 3. Transfer of Stock. Transfer of stock shall be made only on the books of the Corporation, in the presence of the Treasurer or other authorized officer or agent of the Corporation, either by the holder in person, or by power of attorney to his attorney-in-fact and evidence of authority to make such transfer shall be produced to the Corporation. In cases of transfers of stock by executors, administrators, guardians, or other legal representatives, duly authenticated evidences of their authority shall also be provided to the Corporation.

     Section 4. Procedure for Transfer of Stock. No transfer shall be made until the stock certificate(s) granted to the transferor is delivered to the Corporation; and the possession of a certificate of stock shall not be regarded as vesting any ownership in the same in any other than the person in whose name(s) it is issued (as between the Corporation and such holder) until the transfer be duly made upon the books of the Corporation, as aforesaid. Upon the transfer and surrender of any stock certificate, it shall be immediately canceled and affixed to the margin of the certificate book from which it was originally taken. A register shall be kept of every stock certificate issued showing the number thereof, the name of the party to whom it was issued and the number of shares evidenced by each stock certificate which is issued, which register shall be kept by the Secretary of the Corporation. On the transfer and cancellation of any certificate of stock, the Secretary shall note the date thereof on the register of certificates, opposite the proper numbers, and mark such certificate canceled.

     Section 5. Lost Certificates. If any person requests that a certificate of stock of the Corporation be issued in lieu of one lost or destroyed, that person shall make an affidavit or affirmation of the fact and therein state the circumstances of the loss or destruction and that person shall advertise once a week for two (2) consecutive weeks in a newspaper which circulates in Snyder County, giving an account of the loss or destruction, describing the certificate and its number and the number of shares specified in it, and calling on all persons to show cause why a new certificate shall not be issued by the Corporation, in lieu of the one lost or destroyed; and the person claiming the certificate shall transmit to the Corporation the affidavit or affirmation and proof of publication from the newspaper containing the advertisements, and give the Corporation a bond of indemnity with one or more sureties, if so required, in the sum of not less than double the market value of the stock for each share of stock to be issued, against any damage that may arise from issuing the new certificate, whereupon, a new certificate shall be issued. The Corporation's Board of Directors may revise this policy concerning lost stock certificates.

                                  ARTICLE VIII.

                        BONDING OF OFFICERS AND EMPLOYEES

     Section 1. Bonding of Officers and Employees. The officers and employees of the Corporation may be required to give bond with approved sureties in such sum as the Board of Directors may determine. No Directors or officer shall be surety in such bond and these bonds shall be in the custody of the President, (except the bond of the President which shall be held by the Secretary of the Corporation) who shall report their sufficiency annually or more often to the Board and these bonds shall be retained by the Corporation for two (2) years after the persons giving the same shall have left its service.

                                   ARTICLE IX.

                          SURETYSHIP BY THE CORPORATION

     Section 1. Suretyship by the Corporation. The Corporation may become sole surety in any case when by law one or more sureties may be required for the faithful performance of any trust or office and may demand the deposit of such securities or property as may in the opinion of the President and Board of Directors sufficient to the Corporation for becoming such surety.

                                   ARTICLE X.

                                 INDEMNIFICATION

     Section 1. Indemnification of Directors, Officers, Employees and Agents.

     (a) The Corporation shall indemnify any Director or officer, and may indemnify any other employee or agent, who was or is a party to, or is threatened to be made a party to or who is called as a witness in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The discretionary authority granted by this paragraph
          (a) shall be exercised by the Board of Directors.

     (b) The Corporation shall pay expenses incurred by a Director or officer and may pay expenses incurred by any other employee or agent, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. The discretionary authority granted by this paragraph (b) shall be exercised by the Board of Directors.

     (c) The indemnification and advancement of expenses provided by or granted pursuant to this Section 1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or Directors or pursuant to the direction, howsoever embodied, of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of, and advancement of expenses to, Directors and officers of the Corporation shall be made to the fullest extent permitted by law, including without limitation, the law of Pennsylvania. To this end, the provisions of this Section 1 shall be deemed to have been amended for the benefit of Directors and officers of the Corporation, effective immediately upon any modification of the Business Corporation Law of the Commonwealth of Pennsylvania (the "Business Corporation Law") or the Directors' Liability Act of the Commonwealth of Pennsylvania (the "Directors' Liability Act") or any other applicable law which expands or enlarges the power of obligation of Corporations organized under the Business Corporation Law or subject to the Directors' Liability Act to indemnify, or advance expenses to Directors and officers of the Corporation.

     (d) The indemnification and advancement of expenses provided by, or granted pursuant to this Section 1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

     (e) The Corporation shall have the authority to create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these By-Laws or otherwise. This authority shall include, without limitation, the authority to (i) deposit funds in trust or in escrow, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of the Corporation or (iv) establish a letter of credit, guaranty or surety agreement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated in this Section 1. The provisions in this Section 1 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in this Section 1 but whom this Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the Business Corporation Law or the Directors' Liability Act or otherwise. The authority granted by this paragraph (e) shall be exercised by the Board of Directors of the Corporation.

     (f) Notwithstanding any other provision of these By-Laws, any amendment, alteration, change, repeal or adoption of any provision of these By-Laws, which diminishes, impairs or otherwise adversely affects any right of indemnification or advancement of expenses under this Section 1 shall be effective only with regard to claim of right of indemnification or advancement of expenses arising from transactions, acts or omissions occurring on or after the effective date of such amendment, alteration, change, repeal or adoption and shall not diminish, impair or otherwise adversely affect any claims of right of indemnification or advancement of expenses arising from transactions, acts or omissions occurring prior to the effective date of such amendment, alteration, change, repeal or adoption.

     (g) Each person who is a Director or officer and when authorized by the Board of Directors, each employee and agent of the Corporation shall be deemed to be acting in reliance upon the rights of indemnification provided by this Section 1. All rights to indemnification under this Section 1 shall be deemed a contract between the Corporation and person or entity indemnified pursuant to which the Corporation and each person intend to be legally bound.

     (h) Notwithstanding any other provision of this Section 1, the Corporation shall not indemnify under this Section, a Director, officer, employee or agent for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification, unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the Directors in office. This paragraph (h) does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an indemnified person granted by or pursuant to this Section 1.

     (i) The provisions of this Section 1 have been adopted by the stockholders of the Corporation and are intended to constitute By-Laws authorized by Section 410F of the Business Corporation Law and the Directors' Liability Act.

                                   ARTICLE XI.

                               GENERAL PROVISIONS

     Section 1. Financial Reports. Subject to the requirement of applicable law, the Board of Directors shall have discretion to determine whether financial reports shall be sent to stockholders, what such reports shall contain, and whether such reports shall be audited or accompanied by the report of an independent or certified public accountant.

     Section 2. Corporate Seal. The common or corporate seal of the Corporation is and, until otherwise ordered by the Board of Directors, shall be an impression upon paper or wax bearing words, SUN BANCORP, INC., in the form impressed hereon. A facsimile of the corporate seal of the Corporation my be used whenever lawful.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 5. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated thereon, shall be deemed equivalent to the giving of such notice. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting.

     Section 6. Participation in Meetings via Communications Equipment. One or more Directors' may participate in a meeting of the Board of Directors (or a committee thereof) by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. A Director participating in a meeting by such a means shall be deemed to be present in person at the meeting for all purposes, including without limitation, for purposes of determining whether a quorum is present at the meeting and for voting on any matters before the meeting.

                                  ARTICLE XII.

                              AMENDMENTS OF BY-LAWS

     Section 1. Amendment of By-Laws. The authority to make, amend or repeal these ByLaws shall be vested in the Board of Directors by a majority vote of the whole Board, subject to the power of the stockholders to change or repeal such By-Laws by a vote of seventy five percent (75%) or more of shares, entitled to vote in the election of Directors, in favor of any amendment of these By-Laws, which is opposed by the Board of Directors. If the Board of Directors approves a proposed amendment of these By-Laws by a vote of at least three fourths (3/4) of its members, then a vote of at least sixty six and two thirds percent (66 2/3%) of the shares entitled to vote in the election of Directors is required to authorize such an amendment to these By-Laws.

                                  ARTICLE XIII.

         OPT OUT AND NONAPPLICABILITY OF SUBSECTIONS (d) THROUGH (f) OF
    SECTION 511, SUBSECTIONS (e) THROUGH (g) OF SECTION 1721 OF THE BUSINESS
          CORPORATION LAW OF 1988, AS ADDED AND AMENDED BY ACT 36, AND
           SUBCHAPTER G AND SUBCHAPTER H OF CHAPTER 25 OF THE BUSINESS
         CORPORATION LAW OF 1988 AS ADDED AND AMENDED BY ACT 36 OF 1990

     Section 1. Opt Out and  Nonapplicability  of Subsections (d) through (f) of
Section 511 and Subsections (e) through (g) of Section 1721 and Subchapters G and H. This Corporation specifically opts out and shall not be governed by Subsections (d) through (f) of Section 511, Subsections (e) through (g) of
Section 1721, pertaining to Standards of Care and Fiduciary Duties of Directors, of the Business Corporation Law of 1988, as added and amended by Act 36 of 1990, and Subchapter G, Control-share Acquisitions, and Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of Chapter 25 of the Business Corporation Law of 1988, as added and amended by Act 36 of 1990. Subsections (d) through (f) of Section 511, Subsections (e) through
(g) of Section 1721, pertaining to Standards of Care and Fiduciary Duties of Directors, of the Business Corporation Law of 1988, as added and amended by Act 36 of 1990, and Subchapter G, Control-share Acquisitions, and Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of Chapter 25 of the Business Corporation Law of 1988, as added and amended by Act 36 of 1990, shall not be applicable to the Corporation.